UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, DC 20549

SCHEDULE 14A

(RULE 14a-101)

INFORMATION REQUIRED IN PROXY STATEMENT

SCHEDULE 14A INFORMATION

Proxy Statement Pursuant to Section 14(a) of the

Securities Exchange Act of 1934

(Amendment No.     )

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☐	Preliminary Proxy Statement

☐	Confidential, For Use of the Commission Only (as permitted by Rule 14a-6(e)(2))

☐	Definitive Proxy Statement

☐	Definitive Additional Materials

☒	Soliciting Material Pursuant to §240.14a-12

OM GROUP, INC.

(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

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FREQUENTLY ASKED QUESTIONS FOR OM GROUP EMPLOYEES

1.	Why did you choose to sell OM Group to Apollo Global Management?

Today’s announced transactions follow a comprehensive review of strategic alternatives by the Board, together with its financial advisors, to maximize stockholder value. Our Board and management team have been focused on transforming the Company by transitioning away from commodities and into value-added businesses over the past several years. In doing so, we have created an attractive portfolio of differentiated businesses with a strong foundation. The new owners will bring financial resources and global operating experience to build these companies for the future, taking advantage of the opportunities and addressing the challenges facing the businesses today. Healthy, strategically positioned businesses are in the best long-term interests of employees.

2.	Will OM Group operate differently between now and day the sale transaction closes? Will the sale affect our day-to-day responsibilities?

From now through the closing of the transaction, we expect it to be business as usual. This means that we will continue to execute on all aspects of our business and keep our focus, as we always have, on delivering high quality products and services to our customers. As we learn more from Apollo and Platform, we will share it with you.

3.	How does the transaction benefit employees?

The new owners have both the financial resources to help build out the platforms as well as global operating experience to help manage the opportunities and address the challenges the businesses face today. Healthy, strategically positioned businesses are in the best long-term interests of employees.

4.	How does the transaction affect my job?

For now, through the closing of the transaction, we expect it to be business as usual. This means that we will continue to execute on all aspects of our business and keep our focus, as we always have, on delivering high quality products and services to our customers. We believe that the businesses will benefit from additional financial resources and global operating experience, and that the future new owners recognize the growth opportunities in our businesses, which can result in more opportunities for employees. As we learn more from Apollo and Platform, we will share it with you.

5.	Will there be changes in pay/compensation, employee benefits or health insurance coverage and/or costs?

We are not aware of any compensation or benefit changes at this time. If there are changes you should be aware of, we will be in touch in a timely manner although we do not expect to have much more to share until closer to the closing of the transaction.

6.	What happens to my 401K/deferred compensation plan?

From now through the closing of the transaction, we expect it to be business as usual with no changes to the plans. You are 100% vested in these plans, and you will continue to be able to contribute to these plans and receive the company match and contributions. As we learn more from Apollo and Platform, we will share it with you.

7.	What are Apollo’s and Platform’s plans for our headquarters and corporate offices? Where will the businesses and their facilities be located?

From now through the closing of the transaction, we expect it to be business as usual with no changes to the locations of our offices and facilities. As we learn more from Apollo and Platform, we will share it with you.

8.	Will OM Group’s management team and business heads maintain their positions under the new owners?

For now, through the closing of the transaction, we do not expect there to be any changes as a result of the transactions. Ultimately such decisions will be up the new owners.

9.	To whom will I report once the sale is completed?

Your reporting should continue to be as it usually is, and as we learn more from Apollo and Platform about any changes, we will share it with you.

10.	In February, OM Group announced enterprise-wide competitive repositioning and cost optimization opportunities in each of businesses to improve competitiveness and performance. Will the transaction impact these plans?

We believe that the opportunities and actions that have been identified and, in some cases, are already being implemented, are critically important to the positioning and future success of each of our businesses. They are expected to improve their ability to serve customers, better compete in global markets and deliver stronger financial performance. From now through the closing of the transaction, we expect it to be business as usual and that means we continue to move forward on these projects. As we learn more from Apollo and Platform about their plans, we will share them with you.

“Safe Harbor” Statement under the Private Securities Litigation Reform Act of 1995

This communication contains “forward-looking” statements within the meaning of Section 21E of the Securities Exchange Act of 1934, as amended, and the Private Securities Litigation Reform Act of 1995, known as the PSLRA. These statements, as they relate to OM Group, its management or the proposed transactions among OM Group, Apollo and Platform, involve risks and uncertainties that may cause results to differ materially from those set forth in the statements. These statements are based on current plans, estimates and projections, and therefore, you are cautioned not to place undue reliance on them. No forward-looking statement can be guaranteed, and actual results may differ materially from those projected. OM Group undertakes no obligation to publicly update any forward-looking statement, whether as a result of new information, future events or otherwise, except to the extent required by law. Forward-looking statements are not historical facts, but rather are based on current expectations, estimates, assumptions and projections about the business and future financial results, and other legal, regulatory and economic developments. We use words such as “anticipates,” “believes,” “plans,” “expects,” “projects,” “future,” “intends,” “may,” “will,” “should,” “could,” “estimates,” “predicts,” “potential,” “continue,” “guidance,” and similar expressions to identify these forward-looking statements that are intended to be covered by the safe harbor provisions of the PSLRA. Actual results could differ materially from the results contemplated by these forward-looking statements due to a number of factors, including: volatility in raw material and energy prices; the failure of OM Group’s suppliers to timely deliver products in accordance with contract specifications; increased competitive activity including actions by larger competitors or lower-cost producers; the failure to achieve expected sales levels; changes in OM Group’s customer relationships, including loss of particular business for competitive or other reasons; the impact of labor problems, including labor disruptions at OM Group or at one or more of its large customers or suppliers; changes in OM Group’s relationship with joint-venture partners; restrictions imposed by outstanding indebtedness and indebtedness incurred in connection with the proposed transaction and future indebtedness; changes to tariffs or the imposition of new tariffs or trade restrictions; worldwide and regional economic, business, and political conditions; changes in customer demand and requirements; business cycles and other industry conditions; the timing of new services or facilities; ability to compete with others in the industry in which OM Group operates; effects of compliance with laws; matters relating to operating facilities; effect and costs of claims (known or unknown) relating to litigation and environmental remediation; volatility in the capital and financial markets or changes to the credit markets and/or access to those markets; changes in interest or foreign exchange rates; an adverse change in OM Group’s, Apollo’s or Platform’s credit ratings, which could increase borrowing costs and/or hamper access to the credit markets; the risks associated with doing business outside of the United States; the failure to develop technologies, processes or products needed to support consumer demand; technology advancements; the inability to recover the costs to develop and test new products or processes; ability to attract and retain key personnel; escalation in the cost of providing employee health care; disruption from the proposed transaction making it more difficult to maintain relationships with customers, employees or suppliers; the failure to obtain approval of the merger by the stockholders of OM Group and the failure to satisfy various other conditions to the closing of the merger contemplated by the merger agreement; changes in the economic climate in the markets in which OM Group operates; unanticipated increases in materials and/or labor, and delays in project completion and/or lease-up that result in increased costs and/or reduce the profitability of a completed project; results of litigation involving OM Group; the cost, disruption and diversion of management’s attention associated with campaigns commenced by activist investors seeking to influence OM Group to take particular actions favored by the activist or gain representation on OM Group’s Board of Directors; information security breaches and other disruptions that could compromise our information and expose us to business interruption, increased costs, liability and reputational damage; consolidation among competitors or customers; inaccurate assumptions used in developing OM Group’s strategic plan or operating plans or the inability or failure to successfully implement such plans; failure to successfully integrate acquisitions into operations or their related financings may impact liquidity and capital resources; inability to adequately protect OM Group’s intellectual property rights; other factors that are set forth in management’s discussion and analysis of OM Group’s most recently filed reports with the SEC; and uncertainties associated with the proposed acquisition of OM Group by Apollo and Platform, including uncertainties relating to the anticipated timing of filings and approvals relating to the transaction, the expected timing of completion of the transaction and the ability to complete the transaction. This list of factors is illustrative, but by no means exhaustive. All forward-looking statements should be evaluated with the understanding of their inherent uncertainty. This document speaks only as of its date, and OM Group disclaims any duty to update the information herein.

Additional Information and Where to Find It

In connection with the proposed transaction, a preliminary proxy statement on Schedule 14A will be filed with the SEC. OM GROUP STOCKHOLDERS ARE ENCOURAGED TO READ THE PRELIMINARY PROXY STATEMENT AND ANY OTHER RELEVANT DOCUMENTS FILED WITH THE SEC WHEN THEY BECOME AVAILABLE BECAUSE THEY WILL CONTAIN IMPORTANT INFORMATION ABOUT THE PROPOSED MERGER. The final proxy statement will be mailed to stockholders of OM Group. Investors and security holders will be able to obtain the documents free of charge at the SEC’s website, www.sec.gov, or from OM Group at its website, www.omgi.com, or by contacting Rob Pierce, Vice President of Finance, at (216) 263-7489.

Participants in Solicitation

OM Group and its directors and executive officers and other members of management and employees may be deemed to be participants in the solicitation of proxies in respect of the proposed merger. Information concerning OM Group’s participants is set forth in the proxy statement, filed April 22, 2015, for OM Group’s 2015 annual meeting of stockholders as filed with the SEC on Schedule 14A. Additional information regarding the interests of participants of OM Group in the solicitation of proxies in respect of the proposed merger will be included in the proxy statement and other relevant materials to be filed with the SEC when they become available.